VAN KAMPEN SERIES FUND, INC.
Rule 10f-3 Transactions
January 1, 2000 through March  31, 2000
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
Portfolio	Date of 				Price/	Total	% of Offering	Underwriter or Dealer
 (Buyer)	Offering	Security	Shares	Share	Value$	Purchased	from Whom Purchased


Asian Growth	02/28/00	Asianinfo	2,560	24.00	61,440	0.051%		Goldman Sachs


Emerging Mkts	01/18/00	Grupo Televisa	15,720	67.50 1,061,100	0.095%		Merrill Lynch. Lazard Freres
 		02/28/00	Asianinfo	1,600	24.00	38,400	0.032%		Goldman Sachs
		03/28/00	IC Bank		22,000	11.00	242,000	0.159%		Merrill Lynch

Equity Growth	01/24/00 Regent Communications 	300	8.50	2,550	0.002%		Schroder Wertheim
		01/27/00 Aspect Medical Systems	100	15.00	1,500	0.003%		Deutsche Bank Securities
		01/31/00 Quantum Effect Devices	100	16.00	1,600	0.003%		Robertson Stephens
		01/31/00 Sequenom		900	26.00	23,400	0.017%		Warburg Dillon Read & Co, Inc.,
												New York
		02/03/00 Dobson Communication	5,500	22.00	121,000	0.022%		Salomon, Smith Barney
		02/03/00 Therma - Wave		900	20.00	18,000	0.010%		Montgomery
 		02/04/00 Antigenics		100	18.00	1,800	0.003%		Piper Jaffrey
		02/10/00 Cypress Communication	300	17.00	5,100	0.003%		Bear Stearns
		02/10/00 Webmethods		200	35.00	7,000	0.005%		Merrill Lynch
		02/11/00 Flag Telecom Holdings	2,100	24.00	50,400	0.007%		Salomon, Smith Barney
		02/14/00 Diversa Corp.		600	24.00	14,400	0.008%		Bear Stearns
		02/14/00 Savvis Communications	700	24.00	16,800	0.004%		Merrill Lynch
		02/17/00 Doubleclick Inc.	2,800	90.25	252,700	0.037%		Merill Lynch
		02/17/00 Eloquent Inc.		100	16.00	1,600	0.002%		Piper Jaffrey
		03/01/00 Palm. Inc		1,200	38.00	45,600	0.005%		Robertson Stephens
		03/07/00 First World Comm.	1,300	17.00	22,100	0.013%		Lehman Bros.
		03/09/00 GT Group Telecom	2,600	14.00	36,400	0.014%		RBC Dominion Securities
		03/13/00 Digitas		200	24.00	4,800	0.002%		Montgomery
		03/21/00 Aclara Biosciences	600	21.00	12,600	0.007%		Deutsche Bank Securities
		03/23/00 Silicon Labratories	100	31.00	3,100	0.003%		Lehman Bros.
		03/23/00 Via Systems		1,700	21.00	35,700	0.004%		Montgomery
		03/27/00 Allos Therapeutics	100	18.00	1,800	0.002%		Cowen & Co.
		03/27/00 ArtistDirect		100	12.00	1,200	0.002%		Bear Stearns
		03/28/00 Intrabiotics Pharm.	2,000	15.00	30,000	0.040%		Adams, Harkness
		03/30/00 Luminex		2,500	17.00	42,500	0.056%		Warburg Dillon Read & Co, Inc.,
												New York


Focus Equity	01/24/00 Regent Communications	1,400	8.50	11,900	0.009%		Schroder Wertheim
		01/27/00 Aspect Medical Systems	500	15.00	7,500	0.014%		Piper Jaffrey
		01/31/00 Sequenom		5,000	26.00	130,000	0.095%		Cowen & Co. , Robertson Stephens
		02/03/00 Dobson Communication	29,700	22.00	653,400	0.119%		Montgomery
		02/03/00 Therma - Wave		4,900	20.00	98,000	0.054%		Lehman Bros.
  		02/04/00 Antigenics		300	18.00	5,400	0.009%		Robertson Stephens
		02/10/00 Cypress Communication	1,400	17.00	23,800	0.014%		J.C. Bradford
		02/10/00 Webmethods		1,000	35.00	35,000	0.024%		Merrill Lynch
		02/11/00 Flag Telecom Holdings	11,300	24.00	271,200	0.036%		Goldman Sachs
		02/14/00 Diversa Corp.		3,300	24.00	79,200	0.046%		Bear Stearns
		02/14/00 Savvis Communications	3,800	24.00	91,200	0.022%		Bear Stearns
		02/17/00 Eloquent Inc.		300	16.00	4,800	0.007%		Piper Jaffrey
		03/01/00 Palm. Inc		6,300	38.00	239,400	0.027%		Robertson Stephens
		03/07/00 First World Comm.	6,600	17.00	112,200	0.660%		Pain Webber
		03/09/00 GT Group Telecom	13,700	14.00	191,800	0.076%		Merrill Lynch
		03/13/00 Digitas		900	24.00	21,600	0.010%		Bear Stearns
		03/21/00 Aclara Biosciences	3,400	21.00	71,400	0.038%		Deutsche Bank Securities
		03/23/00 Silicon Labratories	500	31.00	15,500	0.016%		Lehman Bros.
		03/23/00 Via Systems		8,700	21.00	182,700	0.020%		Montgomery


Latin America	01/18/00 Grupo Televisa		8,620	67.50	581,850	0.052%		Merril Lynch


Mid Cap Growth	01/31/00 Sequenom Industrial	600	26.00	15,600	0.012%		Morgan Stanley Dean Witter
		02/03/00 Avanex Corporation	100	36.00	3,600	0.002%		Morgan Stanley Dean Witter
		02/03/00 Dobson Communications	2,000	22.00	44,000	0.008%		Morgan Stanley Dean Witter
		02/11/00 Digex			1,300	90.00	117,000	0.013%		Morgan Stanley Dean Witter
		02/11/00 Flag Telecom Holdings	2,100	24.00	50,400	0.007%		Morgan Stanley Dean Witter
		02/15/00 Savvis Communications	1,300	24.00	31,200	0.008%		Morgan Stanley Dean Witter
		03/09/00 GT Group Telecom	3,800	14.00	53,200	0.024%		Morgan Stanley Dean Witter
		03/13/00 Digitas		700	24.00	16,800	0.008%		Morgan Stanley Dean Witter


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All Transactions were completed in accordance with rule 10f-3


All prices in US$ unless otherwise noted.